Exhibit 99.1
IMAX CORPORATION
Annual Meeting of Shareholders
of
IMAX CORPORATION
(the “Company”)
June 9, 2010
REPORT ON VOTING RESULTS
1.  Election of Directors
By a vote by way of show of hands, Richard L. Gelfond and Bradley J. Wechsler were elected as Class III directors of the Company for a term expiring in 2013. Management received proxies from the shareholders to vote for the two directors nominated for election as follows:

Director	Votes For	Votes Withheld

Richard L. Gelfond	34,879,575	398,991

Bradley J. Wechsler	34,557,855	720,711
     In addition to the foregoing directors, the following directors continued in office: Neil S. Braun, Kenneth G. Copland, Garth M. Girvan, David W. Leebron and Marc A. Utay.
2.  Appointment of Auditor
By a vote by way of show of hands, PricewaterhouseCoopers, LLP (“PWC”) were appointed auditors of the Company to hold office until the next annual meeting of shareholders and authorizing the directors to fix their remuneration. Management received proxies from the shareholders to vote for the re-appointment of PWC as follows:

	Votes For	Votes Against	Votes Withheld
Appointment of Auditor	53,635,012	356,583	89,014
There were no other matters coming before the meeting that required a vote by the shareholders.